UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2008
MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-51487 (Commission File Number)	98-0228169 (I.R.S. Employer Identification Number)
8965 Interchange Drive
Houston, Texas 77054
(Address of principal executive offices) (Zip Code)
(713) 838-9210
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Effective February 11, 2008, the company entered into an employment agreement with Deanne Yartz, under which Ms. Yartz will serve as Chief Financial Officer of the company. Since October 8, 2007, Ms. Yartz has served as the company’s Chief Financial Officer under an agreement between the company and Agility Business Partners, LLC, which agreement the parties agreed to terminate effective as of February 8, 2008. Under the terms of the employment agreement, Ms. Yartz will (i) receive of salary of $150,000 annually, (ii) be eligible to receive stock options at the discretion of the board of directors, and (iii) be eligible to receive an incentive bonus of $30,000 based on milestones to be determined by the board of directors. The employment agreement may be terminated at any time for any reason by either the company or Ms. Yartz.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
(Registrant)
/s/ ROBERT BENKOWSKI
Robert Benkowski,
Chief Executive Officer

DATE: February 20, 2008